Exhibit 99.2

SEI Investments Company

Reclassification of 2006 Assets Under Management & Administration (in thousands)

By Business Segment due to Business Segment Restructuring

	Mar 31, 2006	Jun 30, 2006	Sept 30, 2006	Dec 31, 2006
Private Banks:
Equity/Fixed Income prgms.	$14,322	$14,517	$15,055	$16,806
Collective Trust Fund prgm.	1,581	1,459	1,460	1,251
Liquidity Funds	7,139	7,627	7,707	8,513

Total assets under mgmt.	$23,042	$23,603	$24,222	$26,570
Client assets under admin.	19,775	19,210	15,001	14,738

Total assets under admin.	$42,817	$42,813	$39,223	$41,308
Investment Advisors:
Equity/Fixed Income prgms.	$31,815	$30,948	$32,205	$34,096
Collective Trust Fund prgm.	2,482	2,473	2,425	2,480
Liquidity Funds	1,017	1,306	1,263	1,421

Total assets under mgmt.	$35,314	$34,727	$35,893	$37,997
Institutional Investors:
Equity/Fixed Income prgms.	$32,083	$32,709	$34,674	$37,720
Collective Trust Fund prgm.	1,157	1,147	1,150	1,081
Liquidity Funds	4,076	3,823	4,167	3,371

Total assets under mgmt.	$37,316	$37,679	$39,991	$42,172
Investment Managers:
Equity/Fixed Income prgms.	$33	$34	$34	$30
Collective Trust Fund prgm.	9,096	8,923	9,009	8,675
Liquidity Funds	505	363	253	215

Total assets under mgmt.	$9,634	$9,320	$9,296	$8,920
Client assets under admin.	151,688	153,406	161,000	170,344

Total assets under admin.	$161,322	$162,726	$170,296	$179,264
Investments in New Businesses:
Total assets under mgmt.	$617	$626	$685	$805
Liquidity Funds	67	49	64	53

Total assets under admin.	$684	$675	$749	$858
LSV Asset Management:
Equity/Fixed Income prgms.	54,128	55,687	58,785	64,970

Consolidated:
Equity/Fixed Income prgms	$132,998	$134,521	$141,438	$154,427
Collective Trust Fund prgm.	14,316	14,002	14,044	13,487
Liquidity Funds	12,804	13,168	13,454	13,573

Total assets under mgmt.	$160,118	$161,691	$168,936	$181,487
Client assets under admin.	171,463	172,616	176,001	185,082

Total assets	$331,581	$334,307	$344,937	$366,569